EXHIBIT 99.4

TPT Global Tech Super App Vume Live Announces Global Live Streams of Sports, News, and Entertainment Content

Topic: Partnerships

Tuesday, 18 March 2025 08:00 AM

VuMe Live Expands Content Library with Live Soccer, Bloomberg TV+, Bloomberg Originals, and Dooya TV's Extensive Entertainment Catalog

SAN DIEGO, CA / ACCESS Newswire / March 18, 2025 / TPT Global Tech (OTC PINK:TPTW) continues its rapid expansion, securing multiple carriage agreements to bring a diverse range of premium live content to the VüMe Live Super App. Now, users can access live Major Arena Soccer League (MASL) matches, round-the-clock financial news from Bloomberg TV+ and Bloomberg Originals, and an extensive entertainment library from Dooya TV, adding nearly two thousand hours of fiction, non-fiction, and animated programming.

Within just 30 days of launch, VüMe Live has positioned itself as a game-changer in the digital space, offering live sports, financial insights, and top-tier entertainment across AVOD and PPV verticals. The VüMe Live platform features a robust lineup, including professional boxing, MMA, soccer, and live music events from around the world.

As part of its expanding sports portfolio, VüMe Live is now one of the official broadcast partners of the Major Arena Soccer League, delivering exclusive matches to fans across the United States and Mexico. The platform also strengthens its news coverage with Bloomberg TV+, a 24/7 stream of breaking financial news, real-time market updates, and expert analysis. Bloomberg Originals enhances the lineup further with thought-provoking series and documentaries tackling climate change, artificial intelligence, and global economic trends.

On the entertainment front, Dooya TV brings an extensive collection of nearly two thousand hours of content, spanning independent films, thought-provoking documentaries, and engaging animated series. This partnership broadens VüMe Live's appeal, ensuring compelling content for viewers of all interests.

These agreements mark a bold step in VüMe Live's rapid expansion and underscore its mission to revolutionize digital engagement. As America's first true Super App, VüMe Live unifies live news, sports, concerts, e-learning, shopping, and social media into a seamless, interactive digital experience. Whether you're a sports fanatic tracking MASL games, a business professional staying ahead with Bloomberg TV+, or an entertainment lover diving into Dooya TV's vast library, VüMe Live offers something for everyone.

"These content agreements mark the beginning of an exciting new chapter for VüMe Live," said Stephen J. Thomas III, CEO of TPT Global Tech. "We are not just building another streaming platform-we are creating a next-generation digital ecosystem that redefines how audiences experience content worldwide. This is just the start of an incredible journey with Bloomberg TV+, Bloomberg Originals, Dooya TV, and live sports from the Major Arena Soccer League. Expect even more groundbreaking content and partnerships in the coming weeks."

The VüMe Live Super App is now in beta and available for download on Android and iOS, setting the stage for a new era in digital content consumption. www.vumesuperapp.com

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.